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                                   THE TORO COMPANY
                          CONTINUOUS PERFORMANCE AWARD PLAN


1. PURPOSE OF THE PLAN. The purpose of the Continuous Performance Award Plan (the "Plan") is to provide an incentive to members of management of The Toro Company (the "Company") who are primarily responsible for the management, growth and sound development of the business of the Company to achieve the Company's long-term financial objectives, by making awards based on achievement of performance goals ("Performance Awards").

2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company, or its successor committee (the "Committee"), it being intended that members of the Committee shall qualify to administer the Plan as contemplated by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or any successor rule, and as contemplated by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the rules and regulations thereunder, and provided further that, if the stock options granted pursuant to paragraph 5 hereof are authorized to be granted under the Company's stock option plans, the members of the Committee shall also have authority to act under those plans. The Committee shall have power to select employees to whom Performance Awards are made, to determine the terms of the Performance Awards consistent with the Plan, to prescribe rules and regulations relating to the Plan and to construe and otherwise implement the Plan.

3. ELIGIBILITY. Performance Awards may be made to any employee who has primary responsibility for and directly influences achievement of long-term financial results of the Company. Officers of the Company who are also members of the Board of Directors shall be eligible to receive Performance Awards. Members of the Committee shall not be eligible to receive Performance Awards. Individuals to whom Performance Awards are made are referred to as "Participants."

4. TERMS OF AWARDS. Performance Awards shall be evidenced by written agreements in such form, not inconsistent with this Plan, as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

      a. "AWARD TERM". Unless otherwise provided herein, each Performance Award shall have a term of three fiscal years and shall be payable only at the conclusion of such term. Notwithstanding the foregoing, and for the purpose of bringing a Participant who has not previously participated in this Plan into the three year award cycle of the Plan, the Committee may grant, in addition to a three year Performance Award, a Performance Award having a term of one fiscal year and a Performance Award having a term of two fiscal years, such that an award may be payable, if otherwise earned, at the conclusion of each of the first two fiscal years after commencement of participation in the Plan. The Committee may, in its discretion, grant additional, successive three year Performance Awards to any Participant with respect to subsequent three year periods. Notwithstanding the foregoing, the Committee may, in its discretion, make Performance Awards having a duration of less than the normal Award Term to an individual who is selected to first become a Participant at a time other than the beginning of a fiscal year of the Company or to reflect a fiscal transition period resulting from a change in fiscal year end or similar significant event; provided that such award shall otherwise be generally

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            on the same terms and conditions applicable to Performance Awards granted as of the first day of the applicable fiscal year.

            SPECIAL RULE FOR PERSONS REFERRED TO IN SECTION 162(m). If a Performance Award is granted at a time other than the beginning of a fiscal year, such award shall not be granted later than 90 days after the commencement of the period of service to which the Performance Award relates or after more than 25% of the period of service has elapsed, in accordance with the provisions of subparagraph 4.c.ii hereof.

      b. DATE OF GRANT. Except as otherwise permitted under this Plan, Performance Awards, whether one year, two year or three year awards, shall be granted as of the date which marks the first day of any Award Term.

      c.    BASIS OF AWARD.

            i. The maximum amount that may be paid with respect to any
               Performance Award (the "Award Maximum") shall be determined by multiplying (a) the base compensation actually paid to the Participant during the period of any one-year Award Term or the last fiscal year of any multiple-year Award Term, as the case may be, exclusive of any bonus or other incentive compensation but including deferred compensation, times (b) a participation factor which represents a percentage of base compensation (such as .25 for 25% of base compensation) determined by the Committee at the time an award is granted , which is intended to reflect the Participant's ability to influence the financial results of the Company or its divisions or subsidiaries and the Participant's relative seniority within management.

                  SPECIAL RULE FOR PERSONS REFERRED TO IN SECTION 162(m): With respect to a Performance Award granted to a person referred to in Section 162(m), the maximum dollar amount of the Award Maximum shall be set by the Committee at the time of grant of a Performance Award and the Committee shall have the discretion to decrease this maximum dollar amount but may not increase such amount with respect to a Peformance Award granted to a person referred to in Section 162(m). The participation factors applicable to such persons, which are intended to reflect a Plan Participant's level of responsibility, are 1.0 for the Chairman and Chief Executive Officer, .75 for the President and Chief Operating Officer, if one should be elected, .50 for the Group Vice Presidents and Chief Financial Officer, and .25 to .35 for other officers, including other named executive officers.

            ii. The Committee shall establish a financial performance goal based on the Company's relative performance in achieving a return on beginning stockholders equity (ROBE) as compared with other similarly classified Fortune 500 companies (the "Performance Goal"), and the amount that shall be paid (the "Award Payout") with respect to each Performance Award shall be based on the achievement by the Company of such Performance Goal during the applicable Award Term; provided that the Performance Goal shall be established not later than 90 days after the commencement of the period of service to which the Performance Goal relates,


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                  provided that the outcome is substantially uncertain at the time the Committee actually establishes the Performance Goal; and provided further that in no event will a Performance Goal be considered to be preestablished if it is established after 25% of the period of service (as scheduled in good faith at the time the Performance Goal is established) has elapsed.

                  SPECIAL RULE FOR PERSONS REFERRED TO IN SECTION 162(m): In no case shall the Award Payout with respect to a Performance Award granted to a person referred to in Section 162(m) exceed the maximum dollar amount established by the Committee in accordance with the Special Rule set forth in subparagraph 4.c.i. or set forth in subparagraph 4.e.

      d.    CALCULATION OF AWARD PAYMENT.

            i. STANDARD CALCULATION. The Company's ROBE for each fiscal year shall be converted to a percentile score (the "Percentile Score") by comparing the ROBE to comparable data for all companies in the Industrial and Farm Equipment Group of Fortune 500 (as reported for the calendar year ended during such fiscal year). The one year Percentile Score shall be used to determine the Award Payout with respect to a one year Award Term and the average of the Percentile Scores for a two or three year Award Term shall be used in determining the Award Payout for any multiple year Performance Award. If the Percentile Score (or average Percentile Score for a two or three year Award Term) is: (a) at or above the 75th percentile, each Participant shall be paid the Award Maximum; (b) between the 50th and 75th percentile, each Participant shall be paid an amount equal to two-thirds of the Award Maximum at the 50th percentile and ranging up on a straight line basis to 100% of the Award Maximum at the 75th percentile; (c) between the 25th and 50th percentile, each Participant shall be paid two-thirds of the Award Maximum at the 50th percentile and ranging down on a straight line basis to zero at the 25th percentile; and (d) at or below the 25th percentile, no Performance Award shall be paid. The Award Payout with respect to a Performance Award covering two or three fiscal years shall not be earned or paid until the completion of the final fiscal year of the Award Term. However, no Award Payout will be earned or paid to any participant during the first six months of any Award Term.

            ii. Notwithstanding the provisions of subparagraph i of this subparagraph 4.d., any individual who has participated in the
                  Plan for less    than a full fiscal year during a one year
                  Award Term shall receive a payment only for that portion of the fiscal year during which the individual was a Participant (expressed as a percentage and based on a 360 day year).

      e. MAXIMUM AWARD PAYMENT. Notwithstanding any other provision of this Plan, the maximum dollar amount a Participant may be paid under a Performance Award with respect to any Award Term is $1,500,000.
            The Committee may in its discretion, decrease this maximum, but may not under any circumstances increase the maximum.


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      f.    PAYMENT.  Before any payment is made under the Plan, the Committee must certify in writing that the Performance Goal justifying the payment has been met. Subject to the provisions of subparagraph 4.g. hereof, any amount earned with respect to a Performance Award shall be paid in cash within a reasonable time after the last day of the Award Term and after the Committee has certified in writing that the applicable Performance Goal and any other material terms were satisfied. A Participant shall have no control over the date of payment.

      g. CHANGE OF CONTROL. Each Performance Award shall provide that in the event of a threatened or actual Change of Control of the Company after one full year of any multiple year Award Term, or during the final six months of a one year Award Term, any such Performance Award shall become immediately payable and the calculation of the amount payable shall be based on the ROBE of the Company for the fiscal period most recently ended and the most recent Fortune 500 publication then available. A Change of Control means the earliest to occur of (i) a public announcement that a Person shall have acquired or obtained the right to acquire Beneficial Ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")), of 15% or more of the outstanding shares of Common Stock of the Company, (ii) the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the Beneficial Ownership by a Person of 15% or more of the outstanding shares of Common Stock of the Company or (iii) the occurrence of a tender offer, exchange offer, merger, consolidation, sale of assets or earning power, or contested election or any combination thereof, that causes or would cause the persons who were directors of the Company immediately before such Change of Control to cease to constitute a majority of the Board of Directors of the Company or any parent of or successor to the Company.

            For purposes of this paragraph, Person means any individual, corporation, partnership, trust, other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (excluding the Company, a subsidiary of the Company, any employee benefit plans of the Company or any subsidiary or any entity holding shares of Common Stock for or pursuant to the terms of any such plan). For purposes of this paragraph, Beneficial Ownership includes securities beneficially owned, directly or indirectly, by a Person and such Person's affiliates and associates, as defined under Rule 12b-2 under the Exchange Act, and securities which such Person and its affiliates and associates have the right to acquire or the right to vote, or by any other Person with which such Person or any of such Person's affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of Common Stock, as more fully described in The Toro Company Preferred Share Purchase Rights Plan dated as of May 20, 1998.

      h. TRANSFERABILITY. No Performance Award granted hereunder may be transferred by a Participant. A Participant may receive payment with respect to a Performance Award only while an employee of the Company or a parent or subsidiary of the Company and only if he or she has been continuously employed since the date the Performance Award was granted; provided, however, that:


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            i.    In the event of the death, disability or retirement of a
                  Participant, an Award Payout shall be made if otherwise earned in accordance with subparagraph 4.d. hereof, with respect to the portion of the applicable Award Term completed at the date of such event (based on a 360 day year and expressed as a percentage). The amount shall be calculated and paid in accordance with the applicable provisions of subparagraphs 4.d. and 4.e., notwithstanding the earlier occurrence of such event.

            ii. In the event of involuntary termination of employment of a Participant, during the Award Term, for reasons other than death, disability or retirement, an Award Payout shall be made, if otherwise earned in accordance with subparagraph 4.d. hereof, with respect to the portion of the applicable Award Term completed at the date of such event (based on a 360 day year and expressed as a percentage). Any payment made under this subparagraph 4.h.ii. shall be based on the ROBE of the Company for the fiscal period then most recently ended and the most recent Fortune 500 publication then available.

5. STOCK OPTIONS. At the time of granting any Performance Award, the Committee shall grant to each Participant options to purchase shares of the Common Stock, $1.00 par value and related Preferred Share Purchase Rights of the Company (the "Common Stock") under the Company's then effective stock option plan or plans, on such terms and conditions as may be required or permitted under such stock option plan, provided, however, that the following terms shall be applicable unless otherwise not permitted by such stock option plan:

      a. Each Participant shall be granted one option with respect to each Performance Award.

      b. The number of shares to be subject to an option granted to a Participant (the "Option Amount") shall be determined by multiplying (i) the estimated base compensation of the Participant during the first fiscal year of the Award Term, as determined by the Human Resources department of the Company, exclusive of any bonus or other incentive compensation but including deferred compensation times (ii) the participation factor described in subparagraph 4.c.i above times (iii) 1.0 for a one-year Award Term,
            1.05 for a two-year Award Term, and 1.1 for a three-year Award Term; and dividing that result by (iv) the Fair Market Value of one share of Common Stock of the Company determined in accordance with subparagraph 5.d. hereof.

      c. Notwithstanding subparagraph 5.b., the number of shares subject to an option shall be subject to reduction as follows: If the Company's Percentile Score (or average Percentile Score for a multiple year Award Term) as calculated in accordance with subparagraph 4.d. above, is not at or above the 75th percentile, but is at or above the 25th percentile, a portion of the option related to the applicable Performance Award shall be deemed to expire so that the number of shares subject to the option shall be reduced pro rata on a straight-line basis (full shares only) to two-thirds of the Option Amount at a 50th Percentile Score and to zero at a 25th Percentile Score, on the same basis as provided in subparagraph 4.d. above. Thus, if the Company does not achieve a Performance Goal equal to at least the 25th percentile as herein provided for the Award Term, the option shall expire automatically. The calculation required by this subparagraph shall be made and certified by the Committee promptly after the end of each fiscal year, and any option or portion of an option deemed to expire shall expire automatically upon the making of


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            such calculation.  The Committee shall promptly notify the
            Participants of the results of the calculation.

      d. The exercise price per share under any option shall be the fair market value of one share of Common Stock of the Company. The fair market value of one share of Common Stock, for the purpose of determining the Option Amount and the exercise price per share, shall be the average closing price of the Common Stock on the New York Stock Exchange for the three month period immediately prior to the grant date, provided that such result shall otherwise be in accordance with the then effective stock option plan.

      e. An option granted with respect to any Performance Award, or the portion thereof which remains after application of subparagraph 5.c. above, shall become exercisable on the date the Company releases to the public its earnings for the prior fiscal year and shall remain exercisable until 90 days thereafter. If permitted under the then effective stock option plan or under applicable securities laws, each option shall provide that in the event of a Change of Control of the Company during the Award Term, the option shall become immediately exercisable in the full Option Amount and the calculation pursuant to subparagraph 5.c. shall not be applicable.

      f. An option shall, by its terms, expire upon the termination of employment of a Participant, except that in the event of retirement by a Participant after the end of an Award Term, such retired Participant shall be entitled to exercise the option or options involved during the period provided in subparagraph 5.e. above.

      6. PLAN AMENDMENT AND TERMINATION. The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time, with or without advance notice to Plan Participants, provided that no amendment to the Plan shall be effective which would increase the maximum amount payable under subparagraph 4.e. to a Participant who is a person referred to in Section 162(m), which would change the Performance Goal applicable to a Participant who is a person referred to in Section 162(m) for payment of awards stated under subparagraph 4.c.ii.; or which would modify the requirements as to eligibility for participation under paragraph 3, unless the stockholders of the Company shall have approved such change in accordance with the requirements of Section 162(m). Under no circumstances may the Plan be amended to permit the Committee to increase an Award Payment in contravention of the requirements of subparagraph 4.c.i.

      7. GOVERNING LAW. The Plan, awards granted under the Plan and agreements entered into under the Plan shall be construed, administered and governed in all respects under and by the applicable laws of the State of Delaware, without giving effect to principles of conflicts of laws.

      8. EFFECTIVE DATE OF THE PLAN AND AMENDMENTS. The Plan first became effective on August 1, 1991. Any amendment to the Plan shall be effective on the date established by the Committee, subject to stockholder approval, if required under the provisions of paragraph 6.

            As amended by the Compensation Committee and Board of Directors July 30, 1998.



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